UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2012

METABOLIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33133	04-3158289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 583-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2012, the Board of Directors (the “Board”) of Metabolix, Inc. (the “Company”), voted to increase the size of the Board from ten (10) Directors to eleven (11) Directors.  Also on March 1, 2012, the Board appointed Matthew Strobeck as a Class III Director to fill the newly created vacancy, to serve until the 2012 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

Dr. Strobeck will receive the customary compensation paid to the Company’s non-employee directors, which currently consists of an annual retainer of $30,000. In addition, under the Company’s 2006 Stock Option and Incentive Plan, each non-employee Director, when he or she is first elected to serve as a Director, is granted a fully vested nonqualified stock option to acquire 20,000 shares of stock and, after each annual meeting of stockholders, will automatically be granted an additional non-qualified stock option to acquire 10,000 shares of stock, which will vest one year after the date of grant. All of these stock options will have an exercise price equal to the fair market value of the stock on the date the stock option is granted.

Item 7.01. Regulation FD Disclosure.

On March 5, 2012, the Company issued a press release announcing Dr. Strobeck’s appointment to the Board. The full text of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated March 5, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date:	March 5, 2012	By:	/s/ Joseph D. Hill
Name: Joseph D. Hill
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 5, 2012